                                                                EXHIBIT 10.6.64


                           RESOLUTION NO.
                      RESOLUTION APPROVING THE TRANSFER OF
                     THE CABLE TELEVISION FRANCHISE FOR THE
                          TOWN OF HAYMARKET, VIRGINIA
                     HELD BY BENCHMARK/MANASSAS CABLE FUND
                              LIMITED PARTNERSHIP

     WHEREAS, by Ordinance adopted on January 20, 1986 (the "Ordinance"), the Town Council of the Town of Haymarket, Virginia (the "Town") granted to Telesat Communications, Inc. ("Telesat") a franchise (the "Franchise") to construct, own, operate and maintain a cable television system within the Town (the "System"); and

     WHEREAS, by Consent to and Approval of Merger and Consent to and Approval of Assignment dated July 22, 1987, the Town approved the assignment of the Franchise from Telesat to Benchmark/Manassas Cable Fund Limited Partnership (d/b/a Cablevision of Manassas, Ltd.) ("Cablevision"), and the Franchise was subsequently so assigned, such that Cablevision is now the duly authorized holder of the Franchise; and

     WHEREAS, Cablevision has agreed to sell the System to Jones Intercable, Inc. ("Jones") and Jones has agreed to purchase the System from Cablevision; and

     WHEREAS, Cablevision has requested pursuant to Section 9 of the Ordinance that the Town Council of the Town of Haymarket, Virginia approve (i) the transfer of the Franchise to Jones Intercable, Inc., a Colorado corporation ("Jones") or any affiliate of Jones, including any limited partnership of which Jones or any affiliate of Jones is a general partner, or any joint venture or general partnership of which Jones, any affiliate of Jones or any such limited partnership or partnerships is a general partner (any such entity being hereinafter referred to as an "Affiliate of Jones"); (ii) the subsequent transfer of the Franchise to any Affiliate of Jones; and (iii) the granting from time to time by Jones or any Affiliate of Jones then holding the Franchise of a security interest in its assets, including the Franchise and the System, to an institutional lender or lenders as security for its obligations to such lender or lenders; and

     WHEREAS, Jones or any Affiliate then holding the Franchise has agreed to be bound by the terms, provisions and conditions of the Franchise.

     NOW, THEREFORE, BE IT HEREBY RESOLVED by the Council of the Town of Haymarket, Virginia that:

     1. The Town does hereby consent to the transfer of the System and the Franchise from Cablevision to Jones or any Affiliate of Jones and to any subsequent transfers to any Affiliate of Jones.

     2. The Town does hereby consent to the grant from time to time by Jones or any Affiliate of Jones then holding the Franchise of a security interest in the System and in all of its rights, powers and privileges under the Franchise and all of its other assets to such lending institution or institutions as may be designated from time to time by Jones or such Affiliate, which lending institution or institutions shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code.

     3. The foregoing consent to the transfer and assignment of the Franchise shall be effective upon the closing of the sale of the System by Cablevision to Jones or an Affiliate of Jones. Notice of such closing date shall be given to the Town. Any subsequent transfer of the Franchise from Jones to any Affiliate of Jones or between Affiliates of Jones shall be effective upon written notice being given to the Town by the entity then holding the Franchise.

     4. The Town hereby confirms that, to its knowledge, (a) the Franchise is currently in full force and effect; (b) Cablevision is currently the valid holder and authorized grantee of the Franchise; (c) Cablevision is in compliance in all material respects with the Franchise; and (d) no event has occurred or exists which would permit the Town to revoke or terminate the Franchise. Subject to compliance with the terms of this Resolution, all action necessary to approve the transfer of the Franchise and the System to Jones or any Affiliate of Jones or to any subsequent transfers to any Affiliate of Jones has been duly and validly taken.

     Adopted by the Town Council of the Town of Haymarket, Virginia on this day of August 7, 1995.

                                            TOWN OF HAYMARKET, VIRGINIA

                                            [ILLEGIBLE]
                                            ------------------------------------
                                            Title: Mayor

ATTEST:

[ILLEGIBLE]
------------------------------
Town Clerk

                     CONSENT TO AND APPROVAL OF MERGER, AND

                     CONSENT TO AND APPROVAL OF ASSIGNMENT

     This Consent to and Approval of Merger, and Consent to and Approval of Assignment is hereby made this 22nd day of July, 1987 by and among the Town of Haymarket, Virginia (the "Franchise Authority"), Telesat Communications, Inc. ("Telesat"), and Cablevision of Manassas Ltd., which plans to change its name to Benchmark/Manassas Cable Fund Limited Partnership (the "Partnership").

                                    RECITALS

     A. Telesat currently owns and operates a cable television system serving Haymarket, Virginia (the "System").

     B. Telesat has entered into an Agreement and Plan of Merger ("Merger Agreement"), dated June 19, 1987, with ABS/Benchmark Acquiring Corp., a Virginia corporation ("Acquiring Corp."). Pursuant to the Merger Agreement, among other things, Acquiring Corp. will be merged into Telesat (the "Merger") and Telesat will be the surviving corporation (the "Survivor"). The former holders of Common Stock and Series A Preferred Stock of Telesat will receive cash in exchange for their stock in the Merger and the stockholders of Acquiring Corp. will become the sole stockholders of Survivor.

     C. Acquiring Corp. represents that after the Merger, the Survivor will transfer all of its assets and liabilities to the Partnership in exchange for a limited partnership interest in the Partnership.

     D. The Franchise Authority granted to Telesat a cable television franchise on January 20, 1986 (the "Franchise"), which Franchise will expire on January 20, 2001.

     E. As a condition to the Closing of the Merger between Telesat and Acquiring Corp., Telesat must obtain the consent of and approval of the Franchise Authority to the Merger.

     F. Pursuant to the terms of the Franchise, the Survivor must obtain the consent of and approval of the Franchise Authority to the assignment and transfer of the Franchise by Survivor to the Partnership.

     NOW THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the sufficiency of which is hereby acknowledged, the Franchise Authority hereby consents to the following:

     1. The Franchise Authority hereby consents to and approves the Merger of the Acquiring Corp. with and into Telesat pursuant to the Merger Agreement and, accordingly, acknowledges that the Franchise shall not be rescinded, negated or otherwise affected in any manner by the Merger or the transactions contemplated thereby.

     2. The Franchise Authority hereby consents to and approves the assignment and transfer of the Franchise by Survivor to the Partnership, such assignment to be effective upon the date of closing for the transfer of assets and liabilities by Survivor to the Partnership (the "Closing");*

     3. It is understood by all the parties hereto that no assignment or other transfer of any rights currently held by Telesat pursuant to the Franchise shall be effective, and the consents and the approvals requested hereby shall not take effect, unless and until a certificate of merger in connection with the Merger is issued by the State Corporation Commission of Virginia.

     4. The Franchise Authority acknowledges that Telesat is in full compliance with the terms of the Franchise.

     IN WITNESS WHEREOF, this Agreement is made on the date first written above.

                                            TELESAT COMMUNICATIONS, INC.

                                            By: /s/ DAVID K. VITALIS
                                                --------------------------------
                                                David K. Vitalis, Chairman
                                                President and Chief
                                                Executive Officer

                      (SIGNATURES CONTINUED ON NEXT PAGE]

provided that prior to the effective date of such transfer, the partnership, as the ultimate assignee has filed in the office to the Town Clerk an instrument, duly executed, reciting the fact of such assignment, accepting the terms of Franchise, and agreeing to perform all the conditions thereof.

                                            CABLEVISION OF MANASSAS LTD.

                                            BY: /s/  R. CALVIN SUTLIFF
                                                --------------------------------
                                                R. Calvin Sutliff,
                                                General Partner

                                            TOWN OF HAYMARKET, VIRGINIA

                                            BY: /s/  GERTRUDE BEAN
                                                --------------------------------
                                                Name:
                                                Title:  Mayor

State of Virginia
Town of Haymarket,
County of Prince William,
to-wit:

     I hereby certify that before me, the subscriber, a notary public in and for the State and County aforesaid, personally appeared Gertrude Bean, Mayor of the above referenced Franchise Authority, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument and acknowledged that he executed same for the purposes therein contained.

                                                   /s/  THOMAS MACAULAY
                                            ------------------------------------
                                            Notary Public

[Notarial Seal]                             My commission Expires:
                                                                   -------------
                                            MY COMMISSION EXPIRES APRIL 4, 1990

                    [BENCHMARK COMMUNICATIONS LETTERHEAD]

                                                               TOWN OF HAYMARKET
                                                             FRANCHISE AGREEMENT

                                 July 30, 1987

Gertrude Bean
Mayor
Town of Haymarket
Haymarket, VA

Dear Mayor Bean:

In connection with the transfer from Telesat Communications, Inc. to Benchmark/Manassas Cable Fund Limited Partnership, the Franchise (known as the "Cable Television Ordnance") for providing cable television services in the Town of Haymarket, Virginia, we hereby accept the terms of that Franchise dated 20 January, 1986 and as amended by Town ordnance on 20 July, 1987 and agree to perform all the conditions thereof.

                                            Sincerely,

                                            BENCHMARK/MANASSAS CABLE FUND
                                            LIMITED PARTNERSHIP

                                            By: /s/  R. CALVIN SUTLIFF, JR.
                                                --------------------------------
                                                R. Calvin Sutliff, Jr.
                                                General Partner

                      AN ORDINANCE TO AMEND THE ORDINANCE
                    GRANTING TO TELESAT COMMUNICATIONS, INC.
                             A FRANCHISE TO OPERATE
                 A COMMUNITY ANTENNA TELEVISION SYSTEM SERVICE
                       IN THE TOWN OF HAYMARKET, VIRGINIA

     WHEREAS, an Ordinance was adopted by the Council of the Town of Haymarket, Virginia, on the 20th day of January, 1986, granting a Franchise to Telesat Communications, Inc., known as the "Cable Television Ordinance"; and

     WHEREAS, Telesat Communications, Inc., has requested approval by the Town Council to assign and transfer, through merger with ABS/Benchmark Acquiring Corporation, a Virginia corporation, which corporation will sell its assets to a partnership known as Benchmark/Manassas Cable Fund Limited Partnership; and

     WHEREAS, Telesat Communications, Inc., has also requested the Town to amend
SECTION 27 of the said Franchise Ordinance to reduce the bonding requirement therein from Fifty Thousand Dollars ($50,000.00) to Five Thousand Dollars ($5,000.00); and WHEREAS, the Town has agreed to reduce the said bonding requirements to Fifteen Thousand Dollars ($15,000.00) rather than the Five Thousand Dollars ($5,000.00) requested; and

     WHEREAS, pursuant to the requirements of Section 15.1-314 of the 1950 Code of Virginia, as amended, in order to amend the Franchise Ordinance, a public hearing was held on the 20th day of July, 1987, pursuant to notice published in The Journal Messenger on the 9th day of July, 1987, to reduce the requirements as set forth in Section 27 upon the said Franchisee.

     NOW, THEREFORE, BE IT ORDAINED BY THE COUNCIL OF THE TOWN OF HAYMARKET meeting in regular session this 20th day of July, 1987, that the Cable Franchise Ordinance entered into with Telesat Communications, Inc., be and it is hereby amended to grant approval of the assignment and transfer by Telesat Communications, Inc., to Benchmark/Manassas Cable Fund Limited Partnership, conditioned upon its filing with the Town Clerk the necessary acceptance of the terms of the Franchise and the Agreement to perform all the conditions thereof pursuant to the requirements of SECTION 9 of the Franchise; and

     BE IT FURTHER ORDAINED that "SECTION 27. Bonding Requirements" be amended and reenacted to read as follows:

          SECTION 27. Bonding Requirements.

     (1) Performance Bond. From and after the effective date of this Amendment, Company, and any successors or assigns thereof, shall keep on deposit in an escrow account in the name of the Town of Haymarket a cash deposit, corporate surety bond or irrevocable letter of credit in the amount of Fifteen Thousand Dollars ($15,000.00). The cash bond or letter of credit shall be used to insure the faithful performance by Company, its successors or assigns, of all provisions of this franchise ordinance; and its compliance with all orders, permits and directions of any agency, commission, board, department, division or office of the Town having jurisdiction over its acts or default under this franchise and the payment by the Company, or its successors or assigns, of any liquidated damages, claims, liens and taxes due the Town which arise by reason of the construction, operation or maintenance of the system.

     This ordinance shall be effective upon its passage.

                                            BY ORDER OF THE COUNCIL

                                            Endorsed:    [ILLEGIBLE]
Mayor                                                 --------------------------

Attest: /s/  DOROTHY KELLER
        ----------------------------
                Town Clerk

TO: BANK OF VIRGINIA:

     We, the undersigned, hereby notify you that pursuant to an Ordinance of the Town of Haymarket, Virginia, dated January 20, 1986, the Town of Haymarket granted a cable system franchise to Telesat Communications, Inc.; that an Escrow Agreement depositing $50,000.000 with the Bank of Virginia was entered into the 17th day of November, 1986, pursuant to the franchise requirement with the Bank of Virginia as Escrow Agent and with the provisions of escrow; that said ordinance was amended the 20th day of July, 1987, approving the assignment and transfer of the franchise from Telesat Communications, Inc., to Benchmark/Manassas Cable Fund Limited Partnership, a General Partnership, of which R. Calvin Sutliff, Jr., is General Partner; that the amendment to the said Franchise Ordinance further amended Section 27 of the original Franchise Ordinance to reduce from $50,000.00 to $15,000.00 the bonding requirement thereof, thereby amending the said Agreement dated November 17, 1986, between Telesat Communications, Inc., and the Town of Haymarket.

     You are further notified that all other directions, requirements and instructions in the said Escrow Agreement dated November 17, 1986, are hereby ratified and remain in force.

     You are hereby requested to forward to the Town of Haymarket a copy of the deposit slip or other verification of the receipt of the escrow of $15,000.00, thereby releasing the initial investment savings account certificate deposit receipt showing deposit of $50,000.00 in the name of the Town of Haymarket dated November 18, 1986, made at the Westgate Branch of the Bank of Virginia.

                                            TELESAT COMMUNICATIONS, INC.

                                            By: /s/  DAVID K. VITALIS
                                               ---------------------------------
                                                David K. Vitalis, President

                                            CABLEVISION OF MANASSAS LTD.
                                            (Benchmark/Manassas Cable Fund
                                            Limited Partnership)

                                            By: /s/  R. CALVIN SUTLIFF, JR.
                                               ---------------------------------
                                                R. Calvin Sutliff, Jr.
                                                 General Partner

                                            TOWN OF HAYMARKET

                                            By: /s/  GERTRUDE BEAN
                                               ---------------------------------
                                                Gertrude Bean, Mayor

                                  AN ORDINANCE
                                  TO ADVERTISE
                      CABLE TELEVISION FRANCHISE ORDINANCE

     WHEREAS, the Town of Haymarket, Virginia, desires to seek qualified applicants to provide cable television service to the citizens of Haymarket, Virginia; and

     WHEREAS, the Town of Haymarket sets forth herein the proposed Cable Television Franchise Ordinance to be granted and the Request for Proposals respecting the same containing information and instructions relating to the preparation and filing of proposals as well as conditions and provisions regarding installation, operation and maintenance of a cable television system; and

     WHEREAS, such ordinance and proposals are on file at the Town Hall in Haymarket.

     NOW, THEREFORE, BE IT ORDAINED by the Council of the Town of Haymarket, Virginia, in Regular session this 20th day of January, 1986:

     I. That there shall be granted in the mode prescribed by the laws of the Commonwealth of Virginia for franchise grants (Title 15.1, Chapter 9, Article 2,
Section 15.1-307, et seq., and Title 15.1, Chapter 1, Article 2, Section 15.1-23.1 of The 1950 Code of Virginia, as amended, and in accordance with The Cable Communications Policy Act of 1984, identified as "Title VI -- Cable Communications," an amendment to the Communications Act of 1934) upon the conditions hereinafter specified, the rights and privileges embodied in the foregoing draft of ordinance together with Request for Proposals for the provision of cable television services to the citizens of the Town of Haymarket, such ordinance being entitled:

     AN ORDINANCE GRANTING UNTO TELESAT, ITS SUCCESSORS AND ASSIGNS, A FRANCHISE, RIGHT OF CONVENIENCE OR PRIVILEGE TO ERECT, OPERATE AND MAINTAIN POLES, CABLES, AND ALL OTHER ELECTRICAL EQUIPMENT, STRUCTURES, OR FIXTURES NECESSARY AND INCIDENTAL TO THE OPERATING OF A COMMUNITY ANTENNA TELEVISION SYSTEM SERVICE AND CLOSED CIRCUIT TELEVISION TRANSMISSION SERVICE, SUBJECT TO THE LIMITATIONS AND RESTRICTIONS HEREIN SET FORTH, UNDER, OVER, UPON AND ACROSS THE STREETS, ALLEYS, SIDEWALKS, AND PUBLIC PLACES OF THE TOWN OF HAYMARKET, VIRGINIA, FOR THE PURPOSE OF ERECTING, OPERATING, AND MAINTAINING A COMMUNITY ANTENNA TELEVISION SYSTEM AND CLOSED CIRCUIT TELEVISION TRANSMISSION SERVICE FOR THE USE OF THE RESIDENTS AND CITIZENS OF SAID TOWN, AND FOR THE PERSONS FIRMS AND CORPORATIONS DOING BUSINESS THEREIN, AND TO USE THE PROPERTY OF OTHER COMPANIES UPON SUCH ARRANGEMENTS AND CONDITIONS AS THE COMPANIES MAY AGREE.

     BE IT ORDAINED, by the Town of Haymarket, State of Virginia.

     SECTION 1. Short Title.

     This Ordinance shall be known and may be cited as the "Cable Television Ordinance".

     SECTION 2. Definitions.

     For the purpose of this Ordinance, the following terms, phrases, words, and their derivations shall have the meaning given herein. When not inconsistent with the context, words used in the present tense include the future, words in the plural number include the singular number and words in the singular number include the plural number. The word "shall" is always mandatory and not merely directory.

     (1) "Town" is the Town of Haymarket, Virginia.

     (2) "County" is the County of Prince William, Virginia.

     (3) "Company" is the grantee of rights under this Ordinance.

     (4) "Council" is the Town Council of the Town of Haymarket, Virginia.

     (5) "Person" is any individual, partnership, association, corporation, joint stock company, trust, or governmental entity of any kind.

     (6) Whenever used in the ordinance, the words "audio", "video", "television" and "frequency modulation" shall mean a system for transmission of audio signals and visual images, or the separate transmission of either of them, by means of electrical impulses. The system shall have the emergency alert audio and video interruption feature to all channels.

     (7) "Subscriber System" means that portion of the cable television system that is designed to serve all residences, businesses, and institutions in the Town.

     (8) "Cable System Activation" means the date on which fifteen (15) percent of the trunk and feeder cable for the subscriber system has been installed, or the date on which the trunk or feeder cable of the subscriber system passes within one hundred fifty (150) feet of the property lines of fifteen (15) per cent of all residences in the Primary Service Area (PSA).

     (9) "Primary Service Area" (PSA) as used in this section means the total area of the town limits of Haymarket.

     (10) "Operator's Gross Revenues" shall include all revenues derived from supplying regular subscriber service, that is, the installation fees, disconnect and reconnect fees, and fees for regular cable benefits including the transmission of broadcast signals and access and origination channels, if any.

It also includes revenues derived from per-program and per-channel charges, leased channel revenues, and advertising revenues.

     (11) "Cable Office" shall mean the business office of the franchise which shall be conveniently accessible to the public.

     (12) "Homes Per Mile" shall mean the total number of residential units located on the property directly adjacent to two consecutive miles of street, as measured along established streets. The total residential units thus obtained shall be divided by two to obtain the "homes per mile." Example: 8 apartments in one building count as 8 homes.

     SECTION 3. Authority and Terms

     (a) Grant of Authority. The town is hereby authorized to grant a non-exclusive right and privilege to construct, erect, operate and maintain, in, upon, along, across, above, over and under the streets, alleys, public ways and public places now laid out or dedicated, and all extensions thereof, and additions thereto, in the Town, poles, wires, cables, underground conduits, manholes and other television conductors and fixtures necessary for the maintenance and operation in the town of a community television system for the interception, sale and distribution of television signals.

     (b) Term of Franchise. This grant shall be for a period of fifteen (15) years from the effective date of this Ordinance, subject to a review of satisfactory performance commencing not later than the thirty-sixth (36) month prior to the expiration of the franchise to determine grant of a five (5) year extension thereof.

     SECTION 4. Compliance with Applicable Laws and Ordinances.

     The Company shall, at all times during the life of a Franchise, be subject to all lawful exercise of the police power of the Town, and to reasonable regulation as the Town shall hereafter, by resolution or Ordinance, provide.

     SECTION 5. Liability -- Indemnification -- Insurance.

     The Company shall maintain and by its acceptance of a franchise, specifically agrees that it will maintain throughout the term of its franchise, liability insuring the Town and the Company in the minimum amount of:

     (1) Workmen's Compensation: As required by all applicable Federal, State, Maritime or other laws.

     (2) Company's Liability: Each occurrence one million dollars ($1,000,000).

     (3) Comprehensive General Liability: Bodily injury, each occurrence one million dollars ($1,000,000); property damage, each occurrence one million dollars ($1,000,000) and aggregate one million dollars ($1,000,000).

     (4) Comprehensive, Automobile Liability: including non-ownership and hired car coverages as well as owned vehicles with minimum limits as follows: bodily injury for each occurrence three hundred thousand dollars ($300,000); property damage for each occurrence one hundred thousand dollars ($100,000).

     (5) The Insurance Policy obtained by the Company in compliance with this section must be approved by the Town Attorney and such policies along with written evidence of payment of premiums shall be filed and maintained with the Office of the Town Clerk during the term of this franchise and may be changed from time to time to reflect changing liability limits. The Company shall immediately advise the Town Attorney of any litigation that may develop that would affect the insurance.

     (6) Liability Limits: Neither the provisions of this section nor any damages recovered by the Town hereunder shall be construed to or limit the liability of the Company under this franchise or for damages.

     (7) Insurance Cancellation: The insurance policy maintained pursuant to this franchise shall contain the following endorsement: It is hereby understood that this insurance policy may not be canceled by the surety nor the intention not to renew be stated by the surety thirty (30) days after receipt by the Town by registered mail of written notice of such intention to cancel or not renew.

     SECTION 6. Poles and Conduits.

     The poles and underground conduit facilities used for the Grantee's distribution system shall be those erected and maintained by the locally franchised Telephone Company and/or the locally franchised Power Company, when and where practicable, providing mutually satisfactory rental agreements can be entered into with said Companies. Where the use of poles and underground conduit facilities owned by the locally franchised Telephone Company and/or the locally franchised Power Company is not practicable, or mutually satisfactory rental agreements cannot be entered into with said Companies, the Grantee shall have the right to erect and maintain its own poles and underground conduit facilities as may be necessary for the proper construction and maintenance of the television distribution system, with the approval of locating poles and underground conduit facilities to be first given by the Town Council.

     SECTION 7. Construction Approval.

     The Company shall furnish the Town true and accurate maps or plans of all existing installations, and the Town hereby reserves the right at all times to reject any proposed installation whose manner or place of construction it deems contrary to public interest, and may order and direct the Company, at its own expense, to move the location or alter the construction of any existing installation wherever the Town deems the public interest to require such removal or alteration, having due regard to the equities of the parties concerned and the purpose of this Ordinance.

     SECTION 8. Conditions on Street Occupancy.

     (1) Use. All transmission and distribution structures, lines and equipment erected by the Company within the Town shall be so located as to cause minimum interference with the proper use of streets, alleys, and other public ways and places, and to cause minimum interference with the rights or reasonable convenience of property owners who adjoin any of the said streets, alleys, or other public ways and places.

     (2) Restoration. In case of any damage of any property during installation, construction, operation, or removal, the Company shall, at its own cost and expense justly compensate the owner of said property for all damages incurred by the property owner.

     (3) Relocation. In the event that at any time during the period of this Franchise the Town shall lawfully elect to alter, or change the grade of, any street, alley, or other public way, the Company, upon reasonable notice by the Town, shall remove, relay, and relocate its poles, wires, cables, underground conduits, manholes and other fixtures at its own expense.

     (4) Placement of Fixtures. The Company shall not place poles or other fixtures where the same will interfere with any gas, electric, or telephone fixture, water hydrant or main, and all such poles or other fixtures placed in any street shall be placed at the outer edge of the sidewalk and inside the curb line, and those placed in alleys shall be placed close to the line of the lot abutting on said alley, and then in such a manner as not to interfere with the usual travel on said streets, alleys, and public ways.

     (5) Temporary Removal of Wire for Building Moving. The Company shall, on the request of any person holding a building moving permit issued by the Town, temporarily remove, raise, or lower its wires to permit the moving of buildings. The expense of such temporary removal, raising, or lowering of wires, shall be paid by the person requesting the same, and the Company shall have the authority to require such payment in advance. The Company shall be given not less than forty-eight (48) hours advance notice to arrange for such temporary wire changes.

     (6) Tree Trimming. The Company shall have the authority to trim trees upon and overhanging streets, alleys, sidewalks and public places of the Town so as to prevent the branches of such trees from coming in contact with the wires and cables of the Company, all trimming to be done under the supervision and direction of the Town and at the expense of the Company.

     (7) Existing Structures. Existing poles, posts, and other such structures of telephone and power companies for leasing or licensing at reasonable terms shall be used as practicable in order to minimize interference with travel.

     SECTION 9. Approval of Transfer.

     The Company shall not sell or transfer effective control of its plant or system to another, nor transfer any rights under the Franchise to another without Council approval. Provided, that no sale or transfer shall be effective until the Vendee, assignee or lessee has filed in the office of the Town Clerk an instrument, duly executed, reciting the fact of such sale, assignment or lease, accepting the terms of the Franchise, and agreeing to perform all the conditions thereof.

     SECTION 10. Franchisor Rights in Franchise.

     (1) Franchisor Rules. The right is hereby reserved to the Franchisor to adopt, in addition to the provisions herein contained and existing, applicable ordinances, such additional regulations as it shall find necessary in the exercise of the police power, provided that such regulations, by ordinances or otherwise, shall be reasonable, and not in conflict with the rights herein granted, and shall not be in conflict with the laws of the State of Virginia and the Cable Communications Policy Act of 1984.

     (2) Supervision and Inspection. The Town shall have the right to supervise all construction or installation work performed subject to the provisions of this Ordinance and to make such inspections as it shall find necessary to insure compliance with governing ordinances.

     (3) Town rights. All rights, rights of way, and easements acquired hereinabove designated shall remain the property of the Town. Until such time as said poles or other equipment are actually installed, and in the event of future removal of said equipment, said rights shall immediately revert to the Town. Should said rights not sooner revert to the Town, then this grant shall terminate and expire fifteen (15) years from the effective date hereof. It being understood that the Company shall have the right at any time during the effective term of this grant to surrender and relinquish all of its rights hereunder and thereupon be released from its duties as herein required. Surrender, by the Company, of this grant, shall be preceded by written notice of its intention to do so at least six (6) months before the surrender date. On the surrender date specified in such notice, all of the rights and privileges and all of the obligations, duties and liabilities of the Company under this Ordinance, except as to the extent previously accrued hereunder, shall terminate.

     SECTION 11. Franchise Fee.

     The Company shall pay to the Town five (5) percent of its gross revenues during the preceding year as a franchise fee in order to compensate the Town for the time and expense it incurs in regulating cable television said fee to be paid on or before 30 June of each year during the term hereof.

     SECTION 12. Interference.

     The Company shall at all times operate and maintain its community antenna television system in such a manner as not to interfere with existing television reception, including interference by radiation, and the town shall enforce the provisions of this section.

     SECTION 13. Records and Reports.

     The Town shall have access at all reasonable hours to all of the Company's engineering data, accounting, financial, and customer service records relating to the property and the operation of the Company and to all other records required to be kept by other governmental authorities and hereunder.

     (1) Company Rules and Regulations. Copies of such rules, regulations, terms and conditions adopted by the Company for the conduct of its business.

     (2) Gross Revenue. An annual summary report showing gross revenues received by the Company from its operation within the Town during the preceding year and such other information as the Town shall request with respect to properties and expenses of the Company's service within the Town. Said report shall be due on 31 May of each year during the term hereof.

     SECTION 14. Reimbursement of Costs.

     In addition to paying a franchise fee, the Company agrees to reimburse the Town for all direct and reasonable charges actually incurred by the Town in connection with the award of the franchise.

     SECTION 15. Channel Capacity.

     The Company shall establish a minimum channel capacity of thirty five (35) channels in the forward direction and expansion capability to four (4) in the reverse.

     SECTION 16. Subdivision Policy.

     The Town shall have the power to require the Company to install cable and fixtures in a proposed subdivision of such quality and service capability as is commensurate with the requirements of this ordinance and the Company's service elsewhere in the Town. The Company shall be reimbursed for all costs attendant + 10% with such reinstallation.

     SECTION 17. Service Review.

     The Town shall have the power to require periodic quality of service reviews for the purpose of regulation and franchise renewal.

     SECTION 18. Technical Standards.

     The Town shall have the right to establish minimum technical standards which the Company shall comply with. Until such standards are adopted, the following minimum system standards apply to all one-way and two-way channels, regardless of program content:

     (a) Subscriber Terminal

         1. Minimum signal level 0 dBmV (+4 plus or minus 4 dBmV)

         2. Adjacent visual carrier level maximum variation plus or minus 3 dB

         3. Associated aural signals between 13 and 17 dB below visual signal level

         4. FM signals and test signals carried at same signal level as aural signals

         5. Amplitude characteristics within plus or minus 2 dB from .75 MHz below to 5.0 MHz above the video carrier frequency as measured from input to subscriber terminal

         6. Signal-to-noise ratio 40 dB of visual signal level to 4.3 MHz noise

         7. Frequency stability of total system conversion any input to any output plus or minus 50 kHz

         8. Intermodulation products 46 dB below visual signal level

         9. Cross modulation products fully loaded synchronous modulation 48 dB below visual level

        10. Peak-to-Peak hum less than 5% of visual signal level

          11. Minimum terminal isolation 26 dB

     (b) Radiation

         The Town has the right to deactivate any and all channels immediately if there is a documented violation of radiation levels above the following:

                    LIMIT
                  MICROVOLT/
  FREQUENCY         METER        DISTANCE
--------------    ----------     --------
Up to 54 MHz          15           100"
54 to 216 MHz         20            10"
Over 216 MHz          15           100"

     SECTION 19. Reliability.

     The Town shall have the right to establish minimum reliability standards for the system.

     SECTION 20. System Testing.

     The cable television system shall be maintained in an appropriate manner as to provide state-of-the-art quality and signal transmission reliability. Properly calibrated state-of-the-art test equipment and tools shall be used in maintaining the system. System testing to monitor technical performance shall comply with generally accepted industry procedures as specified from time to time by the Town. As of the Agreement date, the Company shall utilize "NCTA Recommended Practices for Measurements on Cable Television Systems," published by the National Cable Television Association -- ISBN 0-940272-09-1, 1983(C). If there is a dispute concerning the source of visual impairment on video channels, the Company shall compare the subscriber's television with a portable television set on an A/B substitution basis.

     SECTION 21. Subscriber Connections.

     Only full time employees of the Company shall be used to install cable drops and connect subscriber facilities on the subscriber's property. All installation personnel shall be bonded.

     Cable drops shall be installed in compliance with the National Electric Code, Article 820 or its successor. Whenever technically possible, the Company shall meet each subscriber's desire regarding the point at which the cable drops enter the subscriber's residence or other structure, and the points at which the drops terminate inside the structure.

     All cable within buildings shall be located so as to make it as unobtrusive as possible.

     SECTION 22. Rates.

     The Company shall clearly define its rate structure and rates. The Town shall have the right from time to time to regulate the rates charged to subscribers in conformance with the Cable Communications Policy Act of 1984 and as further defined by the Federal Communications Commission.

     SECTION 23. Rights of Individuals Protected.

     (1) Sales of Subscriber Lists Prohibited. The Company shall not sell or allow the use of subscriber lists for any purpose not connected with the operation of the cable television system.

     (2) Monitoring. No monitoring of any terminal connected to the system shall take place without specific written authorization by the user of the terminal in question on each occasion.

     (3) Cable Tapping. The provisions of Section 18.2-187.1 of the Code of Virginia of 1950 and Section 633 of the Cable Communications Policy Act of 1984, as the same may from time to time be amended, is hereby incorporated by reference.

     (4) Discriminatory or Preferential Practices Prohibited. The Company shall not, in its rates or charges, or in making available the service or facilities of its system, or in its rules and regulations, or in any other respect, make or grant preferences or advantages to any subscriber or potential subscriber to the system, or to any user or potential user of the system, and shall not subject any such persons to any prejudice or disadvantage. This provision shall not be deemed to prohibit promotional campaigns to stimulate subscriptions to the system or other legitimate uses thereof; nor shall it be deemed to prohibit the establishment of a graduated scale of charges, and classified rate schedules to which any customer coming within classification shall be entitled.

     (5) Open Access. The entire system of the Company shall be operated in a manner consistent with the principle of fairness and equal accessibility of its facilities, equipment, channels, studios, and other services to all citizens, businesses, public agencies, or other entities having legitimate use of the system, and no one shall be arbitrarily excluded from its use; allocation of use of said facilities shall be made according to the rules and decisions of regulatory agencies affecting the same, and where such rules or decisions are not effective to resolve a dispute between conflicting users, or potential users, the matter shall be submitted for resolution to the Town.

     SECTION 24. Miscellaneous Provisions.

     (1) Severability. If any section, sentence, clause or phrase of the Ordinance is held invalid or unconstitutional, such invalidity or unconstitutionality shall not affect the validity of any remaining provision of this Ordinance. Provided, however, that in the event a court of competent jurisdiction declares any section invalid, then such section or sections will be renegotiated by the Town and the Company.

     (2) Captions. The captions to sections are inserted, solely for information and shall not affect the meaning or interpretation of the Ordinance.

     (3) No Recourse Against the Town. The Company shall have no recourse whatsoever against the Town or its officers, boards, commissions, agents, or employees for any loss, cost, expense or damage arising out of any provision or requirement of the franchise or because of its enforcement.

     (4) Non-Enforcement. The Company shall not be relieved of its obligation to comply promptly with any of the provisions of the franchise by any failure of the Town to enforce prompt compliance.

     (5) Employee Indoctrination. The Company shall have an ongoing indoctrination program such that each new employee shall be made fully aware of all the provisions of this ordinance, with special regard to the service provisions, subscriber complaint procedures and reports to be filed with the Town.

     (6) Other Business Activities. The Company shall not engage in the business of selling, repairing or installing television receivers, radio receivers, or accessories for such receivers within the town during the term of this franchise.

     SECTION 25. Franchise Application.

     Proposal. Proposals and applications for franchise shall be submitted in the form prescribed by the Town.

     SECTION 26. Incorporation by Reference Provision.

     Bid Incorporation by Reference. The Company upon its acceptance of their franchise shall be bound by the provisions of this Ordinance and all written and documentary responses, statements, promises of performance and information contained in its bid.

     SECTION 27. Bonding Requirements.

     (1) Performance Bond. Within thirty (30) days after the award of this franchise, Company shall deposit with the Town a cash security bond or irrevocable letter of credit in the amount of fifty thousand dollars ($50,000.00). The cash bond or letter of credit shall be used to insure the faithful performance by

Company of all provisions of this ordinance franchise; and compliance with all orders, permits and directions of any agency, commission, board, department, division or office of the Town having jurisdiction over its acts or default under this franchise and the payment by the Company of any liquidated damages, claims, liens and taxes due the Town which arise by reason of the construction, operation or maintenance of the system.

     (2) Bonding Term. The cash bond or letter of credit shall be maintained at fifty thousand dollars ($50,000.00) during the entire term of this franchise, even if amounts have to be withdrawn pursuant to subdivision 1. or 3. of this section.

     (3) Town's Remedies Under Bond. If Company fails to pay to the Town any compensation within the time fixed herein; or, fails, after ten (10) days notice to pay to the Town any taxes due and unpaid; or fails to repay the Town within ten (10) days, any damages, costs or expenses which the Town is compelled to pay by reason of any act or default of the Company in connection with a franchise; or, fails, after three (3) days notice by the Town of such failure to comply with any provision of this franchise which the Town reasonably determines can be remedied by demand on the cash bond or letter of credit the Town may immediately require payment of the amount thereof, with interest and any liquidated damages, from the cash bond or letter of credit.

     (4) Town's Limitations. The rights reserved to the Town with respect to the cash bond or letter of credit are in addition to all other rights of the Town, whether reserved by a franchise or authorized by law, and no action, proceeding or exercise of a right with respect to such cash bond or letter of credit shall affect any other right the Town may have.

     SECTION 28. Construction Bond.

     Within thirty (30) days after the award of this franchise, Company shall obtain and maintain at its cost and expense, and file with the Town Clerk, a Corporate surety bond in a company authorized to do business in the State of Virginia, and found acceptable by the Town Attorney or an irrevocable letter of credit comparable to cash deposit and without condition in the amount of three hundred thousand dollars ($300,000) to guarantee the timely construction and full activation of the system and the safeguarding of damage to private property and restoration of damages incurred with utilities.

     The bond shall provide, but not be limited to, the following condition:
There shall be recoverable by the Town, jointly and severally from the principal and surety, any and all damages, loss or costs suffered by the Town resulting from the failure of Company to satisfactorily complete and fully activate the system throughout the franchise area pursuant to the terms and conditions of this ordinance franchise agreement.

     Any extension to the prescribed construction time limit must be authorized by the Town Council. Such extension shall be authorized only when the Council finds that such extension is necessary and appropriate due to causes beyond the control of Company.

     The construction bond shall be terminated or the letter of credit canceled only after the Council finds that Company has satisfactorily completed initial construction and activation of the system pursuant to the terms and conditions of this ordinance franchise agreement.

     The rights reserved to the Town with respect to the construction bond are in addition to all other rights of the Town, whether reserved by this ordinance or authorized by law, and no action, proceeding or exercise of a right with respect to such bond shall affect any other rights the Town may have.

     The construction bond shall contain the following endorsement:

     It is hereby understood and agreed that this bond may not be canceled by the surety nor the intention not to renew be stated by the surety until sixty (60) days after receipt by the Town, by registered mail, of written notice of such intent to cancel or not to renew.

     SECTION 29. Revocation of Franchise for Cause.

     (1) The Town may terminate the franchise agreement entered into pursuant to this Ordinance upon its determination, after at least thirty (30) days written notice to the Chief Executive Officer of the Company in question and after public bearing, advertised for two (2) weeks in a newspaper having general circulation in the Town, that the Company has failed to cure any one or more of the following problems: (1) Breach, whether by act or omission, of any terms or conditions of this Ordinance or of the franchise agreement; or (2) Material misrepresentation of fact; or (3) Insolvency of the Company, or inability or unwillingness to meet its debts as they arise or mature, or the filing of a voluntary or involuntary petition in bankruptcy for the benefit of the creditors of the Company; or (4) For any other good cause shown.

     (2) Upon termination of a franchise for cause, the Town may acquire the cable system of the cable system operator whose franchise has been terminated at an equitable price based on the ongoing business value of the system. In the event that the Company and the Town cannot agree upon any such equitable price, then the matter of determining an equitable price shall be submitted to binding arbitration.

     (3) Any franchise revocation proceeding shall be appealable to the Circuit Court which has jurisdiction in the Town within sixty (60) days of the date of the order of the Town Council by Motion of Declaratory Judgment.

     This ordinance shall be in force from its passage.

                                        TOWN OF HAYMARKET

                                        By: /s/  GERTRUDE BEAN
                                            ------------------------------------
                                            Gertrude Bean, Mayor

ATTEST: /s/  DOROTHY KELLER
        -----------------------
        Town Clerk

        ADOPTED this 20th day January, 1986.